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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

                In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Electric City Corp. and further agree that this Agreement shall be included as an Exhibit to such joint filings.

                The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                            [Signature Page Follows]


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                In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 30th day of April, 2001.


                                       NEWCOURT CAPITAL USA INC.

                                              By: /s/ DANIEL M. MORASH
                                                  ------------------------------
                                              Name: Daniel M. Morash
                                              Its:  Managing Director

                                       THE CIT GROUP, INC.

                                              By: /s/ WILLIAM M. O'GRADY
                                                  ------------------------------
                                              Name: William M. O'Grady
                                              Its:  Executive Vice President and
                                                    Chief Administrative Officer